SETTLEMENT AGREEMENT AND COMPLETE AND PERMANENT RELEASE

THIS AGREEMENT is made and entered into as of this 2nd day of November 2005, by and between David V. Harper (hereinafter “Harper”), and Veri-Tek International Corp., a Michigan corporation, whose address is 50120 Pontiac Trail, Wixom, Michigan (hereinafter referred to as “Veri-Tek”).

AGREEMENT

WHEREAS, Harper has tendered to Veri-Tek his resignation;

WHEREAS, Harper and Veri-Tek agree that it would be in their best interests to sever their employment relationship;

WHEREAS, Harper and Veri-Tek have met and reached a full agreement and understanding concerning the severance of their employment relationship;

WHEREAS, this Settlement Agreement and Complete and Permanent Release is intended to set forth, and does set forth, all terms and conditions of Harper’s termination of employment.

NOW, THEREFORE, the parties to this Agreement have mutually and voluntarily agreed to resolve their disputes in sole consideration for the promises and covenants set forth as follows:

1. Veri-Tek agrees to pay Harper severance payments equal to his base salary through April 24, 2006 to be paid consistent with his current payroll period, subject to deductions for local, state, federal or FICA taxes, as applicable. Harper will not receive any bonus, incentive compensation or other perquisites whether accrued, unpaid or pro rated for 2005.

2. Harper shall retain the right to continued health care coverage at his own cost pursuant to COBRA.

3. Any stock options, vested or unvested, issued pursuant to any existing Non-Qualified Stock Option Agreement(s) and/or SAR Agreements are cancelled effective immediately.

4. All other benefits shall expire as of October 31, 2005.

5. The parties agree that said Severance constitutes consideration paid to Harper in exchange for his release of Veri-Tek from liability for all damages claimable by Harper under any federal or state statutes, constitutions, or state common law tort or contract doctrines.

6. Harper, on behalf of himself, his agents, representatives, executors, heirs, administrators, assigns and all those acting on his behalf, agrees to release, acquit, and forever discharge Veri-Tek, its agents, employees, officers, directors, subsidiaries and related or controlled entities, affiliates, parent, shareholders, representatives, executors, heirs, administrators, successors, and assigns from any and all claims and causes of action, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, liquidated or unliquidated, which he ever had or now has against Veri-Tek, including but not limited to all claims and/or causes of action in any way related to Harper’s hire or employment including, but not limited to, any claims of discrimination, breach of contract, actual and/or constructive discharge, retaliation or defamation. This release also includes, but is not limited to, any claims under the Age Discrimination in Employment Act, 29 USC 626 (f) (1991), which prohibits discrimination on the basis of age.

7. The parties acknowledge that they may in the future discover facts different from or in addition to those which they now know or believe to be true with respect to the matters which are the subject of this Agreement and agree that this Agreement shall remain in effect in all respects, notwithstanding the discovery or existence of different or additional facts. The parties intend this Agreement to release fully, finally and forever the claims described in paragraph 6 and to further this intention the parties agree that this Settlement Agreement and Complete and Permanent Release shall remain in effect and enforceable as full and complete release of claims, notwithstanding the discovery or existence of different or additional facts relevant to those claims.

8. This Settlement Agreement and Complete and Permanent Release by the parties shall not constitute or be construed as an admission of liability by any of the parties for any purpose whatsoever.

9. In entering into this Settlement Agreement and Complete and Permanent Release each party warrants that they or it have done so voluntarily and of their own accord without reliance on any inducement, promise or representation by any other party except those which are expressly set forth in this Agreement.

10. The parties agree to act hereafter in a professional and non-retaliatory manner, refraining from making disparaging remarks concerning each other.

11. Harper will immediately return any and all Veri-Tek property in his possession, including but not limited to, keys, cell phone, credit card, files and any other property or documentation. Harper shall also return any and all files and information contained in any computer equipment, including any hard drives, floppy disks, tapes, CD ROMS and recordables, zip drives, hard copies containing information and/or files obtained from Veri-Tek’s business operations regardless of where located. Harper verifies that he has not, nor has he requested or directed anyone else to, nor shall he access, share, copy or retain any hard drives, floppy disks, tapes, CD ROMS and recordables, zip drives and hard copies containing information and/or files obtained from Veri-Tek or regarding Veri-Tek’s business operations regardless of where located.

12. Harper agrees that if contacted by Veri-Tek for information relating to business operations or other matters, he will be responsive, cooperative and, if necessary, make himself available (at a time convenient to Harper).

13. In consideration of the recitals and the mutual agreements contained herein, for the period commencing October 31, 2005 and ending on October 30, 2007, Harper acknowledges that he remains obligated to keep confidential and not disclose or use, directly or indirectly, on his own behalf or on behalf of any other person or business entity, any Confidential Information obtained through his employment. “Confidential Information” is defined as oral or written, financial, technical and other information concerning the business affairs and potential or proposed business affairs of Veri-Tek including, but not limited to the property, business, financing, marketing, business methods, sales, technology, processes, procedures, plans, projections, strategy, business developments, trade secrets, proprietary information, service capabilities, potential transactions, engagements, customers and methods. Harper acknowledges that a breach or threatened breach of this provision will result in Veri-Tek suffering irreparable harm that cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, Veri-Tek is entitled to equitable relief, including interim or permanent injunctive relief, specific performance, or other equitable remedies in the event of any breach of this or any of the other of the provisions of this agreement, in addition to all other remedies which may be available to Veri-Tek.

14. In the event that Harper is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any trade secrets, confidential or proprietary information, it is agreed that Harper will provide Veri-Tek with prompt notice of any such request or requirement (written if practical) so that Veri-Tek may seek an appropriate protective order or waive Harper’s compliance with the provisions of this agreement. In any event, Harper will not oppose action by Veri-Tek to obtain appropriate protective order or other relief.

15. In the event that any legal action is commenced by any party to seek enforcement of this Settlement Agreement and Complete and Permanent Release or damages for its breach, the prevailing party shall be entitled to recover its costs and reasonable attorney fees incurred in connection with that action. Where specific provision for attorney fees is contained herein, those provisions shall be controlling.

16. Harper and Veri-Tek agree that this Severance and Release Agreement represents the entire agreements between them. There are no other written or oral agreements between the parties.

17. No waiver, modification or amendment of any term, condition or provision of this Severance and Release Agreement shall be valid or have any force or effect unless made in writing and signed by the parties.

18. Harper acknowledges that he has read this Settlement Agreement and Complete and Permanent Release and that he understands the contents and the meaning and effect thereof. Harper acknowledges that he was encouraged to discuss the Agreement with an attorney or other advisor and that he has signed this Agreement voluntarily without any duress or coercion. Each party shall bear its own costs and attorneys fees.

19. This Agreement is made and entered into in the State of Michigan and shall be interpreted, enforced and governed under the law of that State. Any action or proceeding relating to or arising out of this Agreement shall be brought and maintained in the Oakland County Circuit Court and the parties hereby submit to the exclusive jurisdiction of such court and stipulate that such forum is convenient to the parties for the purpose of trial of such action or proceeding.

20. In the event that any covenant, condition or other provision contained in this Agreement is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way effect, impair or invalidate any other covenant, condition or other provision contained in this Agreement.

21. This Agreement is deemed drafted by all parties.

22. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

/s/ David V. Harper David V. Harper

VERI-TEK INTERNATIONAL CORP.

/s/ Michael C. Azar
BY:	Michael C. Azar
ITS:	General Counsel, Vice President and
Secretary